SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14 (a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box: / / Preliminary Proxy Statement	/ / Confidential, for use of the Commission only (as permitted By Rule 14a-6(e) (2))

/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/x/ Soliciting Material Pursuant to Rule 14a-12

CB BANCSHARES, INC.

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

/ / Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

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INFORMATION STATEMENT DISTRIBUTED TO CB BANCSHARES' EMPLOYEES

"Proud to be City Bank"

Sign Waving

On Thursday, May 8, City Bank will hold numerous sign waving events.

FAQ's

Q1.	What is City Bank doing at the corner of King Street and Bishop Street?

A1.	City Bank employees, its customers, suppliers, friends/family, and other supporters of City Bank are sign waving.

Q2.	Why are you sign waving?

A2.	We are in support of the ad that we are running in today's newspapers and support our board of directors' decision to reject CPF's proposal and wish to remain as "City Bank." We are also demonstrating the fact that we are proud to be City Bank.

Q3.	I support City Bank. What can I do?

A3.	You are welcome to join us in our sign waving event.

You can also wear one of our "Proud to be City Bank" buttons or stickers (buttons and stickers will be available).

Please refer all other questions to:

Wayne Miyao
Senior Vice President
Corporate Communications
Ph: 535-2590
wmiyao@cb-hi.net

This communication may be deemed to include forward-looking statements, such as statements that relate to CB Bancshares' financial results. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intent," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." Forward-looking statements are CB Bancshares current estimates or expectations of future events or future results. For such statements, CB Bancshares claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. CB Bancshares' 2002 Annual Report on Form 10-K and other periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results. All forward-looking statements included in this communication are based on information available at the time of the release, and CB Bancshares assumes no obligation to update any forward-looking statement.

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The directors and certain executive officers of CB Bancshares may be deemed to be participants in the solicitation of proxies from the shareholders of CB Bancshares in connection with CB Bancshares' special meeting of shareholders (the "Special Meeting") under the Hawaii Control Share Acquisitions Statute. Information concerning such participants is contained in CB Bancshares' definitive proxy statement on Schedule 14A relating to CB Bancshares' 2003 Annual Meeting filed with the Securities and Exchange Commission (the "SEC") on March 12, 2003.

CB Bancshares filed a preliminary proxy statement on Schedule 14A with the SEC on May 5, 2003 with respect to its solicitation of proxies for use at the Special Meeting and, subject to future developments, CB Bancshares may file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 relating to any tender/exchange offer made by Central Pacific Financial Corp. Shareholders of CB Bancshares are advised to read CB Bancshares' Solicitation/Recommendation Statement on Schedule 14D-9 and CB Bancshares' proxy statement for the Special Meeting when such documents become available because they will contain important information. Shareholders of CB Bancshares and other interested parties may obtain, free of charge, copies of the Schedule 14D-9 (when available), CB Bancshares' proxy statement and other documents filed by CB Bancshares with the SEC at the SEC's internet website at www.sec.gov. Each of these documents (when available) may also be obtained, free of charge, by calling investor relations at CB Bancshares at 808-546-8413.

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